May 11, 2001

MEMC Electronic Materials, Inc.

501 Pearl Drive

P.O. Box 8

St. Peters, MO 63376

Reference is made to the various credit, loan and guaranty agreements between MEMC Electronic Materials, Inc. ("MEMC" or "you"), MEMC Electronic Materials, S.p.A. ("MEMC S.p.A.") and the undersigned (collectively the "Credit Agreements").

You have advised us that you are contemplating the following:

    Loan(s) from the San Paolo Bank and/or one or more other banks to MEMC S.p.A. Such loan(s) would collectively be in the amount of approximately 70 million euro. One or more of these loan(s) would be supported by a pledge by MEMC S.p.A. of all or a portion of its fixed assets and/or accounts receivable. One or more of these loan(s) may also be guaranteed by MEMC.
    Additional Financing of MEMC and/or certain of its U.S. and Japanese subsidiaries by one or more Third Party Lenders. Such financings may be in the form of additional loans and/or capital equipment leases from third parties. Under such financing arrangements, (A) MEMC would pledge all or a portion of its accounts receivable, (B) MEMC Southwest Inc. would pledge all or a portion of its accounts receivable, (C) MEMC Pasadena, Inc. would pledge all or a portion of its accounts receivable, and/or (D) MEMC Japan Limited would pledge all or a portion of its fixed assets and/or accounts receivable. Any such loan(s) and/or capital equipment leases to MEMC's subsidiaries may be guaranteed by MEMC.
    Dividends from MEMC Korea Company, formerly known as Posco Hüls Co., Ltd. ("MKC"). You and your subsidiaries are contemplating receiving this year dividends of up to $25 million from MKC.

This will confirm that E.ON AG, E.ON North America, Inc., Fidelia Corporation and E.ON International Finance B.V. will enter into a consent and waiver under the Credit Agreements pursuant to which E.ON AG, E.ON North America, Inc., Fidelia Corporation and E.ON International Finance B.V. would, subject to satisfactory documentation,

(a) consent to the foregoing arrangements,

(b) agree that you, MEMC S.p.A., MEMC Southwest Inc., MEMC Pasadena, Inc. and MEMC Japan Limited may pledge the assets described above in support of the financings described above, and

(c) agree that you, MEMC S.p.A., MEMC Southwest Inc., MEMC Pasadena, Inc. and MEMC Japan Limited shall not be required to apply the proceeds of the dividends and financings described above as mandatory prepayments of the loans and guaranty under the Credit Agreements pursuant to the provisions requiring mandatory prepayments out of Consolidated Net Free Cash Flow, Net Proceeds, Restricted Net Free Cash Flow and Restricted Net Proceeds, and, in the case of the loan to MEMC S.p.A. and related MEMC guaranty, out of cash received from MKC by way of dividends, provided that the proceeds of the loans and dividends referred to in paragraphs 1, 2 and 3 above shall be used to pay down (with an ability to reborrow when needed) the outstanding amounts owing on the revolving credit loans constituting part of the Credit Agreements except to the extent (i) the proceeds of such loans and dividends are needed to satisfy the then current working capital needs, including making payments on scheduled maturities of third party loans and capital expenditures authorized by MEMC's Board of Directors, of MEMC and its subsidiaries, or (ii) the proceeds of such loans are used to repay the loan from E.ON International Finance B.V. to MEMC S.p.A., and provided, further, that the amount of receivables pledged pursuant to the loan and lease arrangements described in paragraph 2 above shall not exceed the lesser of (x) all of the receivables in the United States and Japan as of the effective date of the loan(s) or (y) $125 million.

This will also confirm that to the extent MEMC S.p.A. makes principal payments on the loan from E.ON International B.V. after the date hereof, such loan will be converted into an adequately collateralized revolving line of credit in the amount of such principal payments on the same terms and conditions (other than pricing conditions) as the $100,000,000 Amended and Restated Revolving Credit Agreement dated as of December 31, 2000 between MEMC and E.ON AG, which will mature on April 1, 2002.

This letter shall supercede in all respects the letter from the undersigned to you dated March 9, 2001.

This letter may be executed in counterparts.

Very truly yours,

E.ON AG

By:

Name:

Title:

By:

Name:

Title:

E.ON NORTH AMERICA, INC.

By: /s/ Joseph J. Supp

Name: Joseph J. Supp

Title: Vice President

By: /s/ Ronald W. Smyth

Name: Ronald W. Smyth

Title: Vice President

FIDELIA CORPORATION

By: /s/ Joern Stuehmeier

Name: Joern Stuehmeier

Title: President

By:

Name:

Title:

E.ON INTERNATIONAL FINANCE B.V.

By:

Name:

Title:

By:

Name:

Title:

ACKNOWLEDGED:

MEMC ELECTRONIC MATERIALS, INC.

By: /s/ Kenneth L. Young

Name: Kenneth L. Young

Title: Treasurer